EXHIBIT 99.1


              CORRECTED TEXT OF 42nd SLIDE USED IN PRESENTATION OF
                  HEALTHSOUTH CORPORATION, DATED JULY 7, 2003


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V.       PRO FORMA FINANCIAL PLAN

>Outpatient Rehab (cont.)

         >        Key Assumptions

o   Revenue
        o        Patient visit decline of 10.0% from historical trends
        o        6.55 million visits projected
        o        Net revenue assumed at $92/visit

o   Operating Expenses
        o        Salary and wage expense:  53.3% of net patient revenue
        o        Rent Expense:  13.0% of net patient revenue
        o        Repairs and Maintenance:  11.0% of net patient revenue
        o Other costs and expenses consistent with historical and current levels
        o        Wage inflation of 4.5%
        o        Rent escalation of 2.0%
        o        Bad Debt:  4.0% of net patient revenue

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